Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact:	Media Contact:
Terry Slavin	Kelly Hamor
Director, Corp. Communications & IR	Formula
Cymer, Inc.	(619) 234-0345

(858) 385-5232

Hamor@formulapr.com

tslavin@cymer.com

CYMER REPORTS THIRD QUARTER 2007 OPERATING RESULTS

SAN DIEGO, Calif., October 23, 2007 - Cymer, Inc. (Nasdaq: CYMI), the world’s leading supplier of light sources used in semiconductor lithography, today announced operating results for the third quarter ended September 30, 2007.

For the third quarter of 2007:

•                  net income totaled $21,670,000, equal to $0.65 per share (diluted), compared to net income of $27,032,000, equal to $0.68 per share (diluted) in the third quarter of 2006 and net income of $24,934,000, equal to $0.67 per share (diluted) in the second quarter of 2007. Third quarter net income includes a correction of previously overstated income tax expense of $2,301,000 which relates to fiscal years 2003 through 2006.

•                  revenue totaled $132,125,000 compared to revenue of $143,918,000 in the prior year’s third quarter, and revenue of $122,935,000 in the second quarter of 2007.

For the first nine months of 2007:

•                  net income totaled $66,925,000, equal to $1.86 per share (diluted), compared to net income of $70,237,000, equal to $1.75 per share (diluted) in the first nine months of 2006.

•                  revenue totaled $381,774,000 compared to revenue of $406,414,000 in the first nine months of 2006.

Commenting on some of the highlights of the third quarter, Bob Akins, Cymer’s chief executive officer, said, “We are pleased with the company’s stronger than anticipated growth in the third quarter, and with our prospects for the fourth quarter and first half of 2008. Included in the 47 lasers we shipped to our customers in the third quarter were a record number of our XLA 300 and XLA 400 argon fluoride (ArF) sources for immersion applications. As a result of the strong product mix shift to our immersion sources, the average selling price (ASP) for the quarter increased approximately 15 percent from the second quarter level to a record $1,363,000. Additionally, we realized higher non-systems revenue as we supported our chip maker customers in achieving higher than forecasted light source utilization in the third quarter.”

The company reported gross profit on product sales of $66,147,000 yielding a 50.1 percent gross margin in the third quarter of 2007, compared to a gross profit of $65,846,000 and a 53.7 percent gross margin in the second quarter of 2007.  “Third quarter gross margin came in about one percentage point below the second quarter’s level when taking into consideration favorable discrete events that occurred in the second quarter related chiefly to reclaim productivity improvements.  This one percentage point decrease is primarily attributable to pricing pressure in krypton fluoride (KrF), the most competitive sector for our business, and to some increases in cost of goods and cycle time associated with producing the larger than anticipated number of immersion sources in the quarter,” Akins stated.

The company recorded operating income of $28,080,000 yielding an operating margin of 21.3 percent in the third quarter of 2007, compared to operating income of $30,615,000 and an operating margin of 24.9 percent in the second quarter of 2007.

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CYMER REPORTS THIRD QUARTER 2007 OPERATING RESULTS………….………………….…………..Page 2 of 6

In the third quarter of 2007, non-systems product revenue, which is comprised of consumables, spare parts, upgrade kits, and service, grew $3.4 million over the prior quarter to $68.0 million, equal to 51 percent of total revenue, driven by an approximately 5 percent quarter over quarter increase in the quarterly average pulse utilization rate. In the third quarter, Cymer installed a total of 55 light sources at chipmakers and other end users, bringing the total installed base to just over 3,200 systems.

Akins continued, “Bookings in the third quarter of 2007 grew to $151.1 million, the highest level of quarterly bookings in company history, and an increase of roughly 15 percent over the prior quarter’s bookings. We continue to see strong ongoing demand for our XL immersion sources as chip makers expand their immersion lithography capacity below 65 nanometers (nm). We anticipate that demand for such sources will remain strong this year and ramp further beginning early next year.”

Nancy Baker, Cymer’s chief financial officer, stated, “The third quarter book-to-bill ratio rose to 1.14, up substantially on the strength of demand for our advanced ArF immersion products. Almost 90 percent of the dollar value of systems booked in the quarter was ArF, with roughly 55 percent of bookings attributable to immersion orders, up from 40 percent immersion orders in the second quarter. At third quarter end, backlog had increased to $110.9 million, and approximately 90 percent of the dollar value of light sources in backlog was ArF.”

Baker continued, “During the third quarter, we continued executing our board authorized $300 million stock repurchase program. To date, we have repurchased a total of approximately 7.2 million shares for a total of $288 million. Including the expenditure on the stock repurchase plan during the quarter, we finished the third quarter with approximately $320.2 million in cash, cash equivalents and investments.”

Corporate Outlook

Commenting on Cymer’s outlook, Akins noted, “The NAND Flash segment of the market retains its 2007 strength with expectation for continued strong growth in the first half of 2008 and attendant capacity expansions. The DRAM market segment has been under severe pricing pressure, but is currently anticipated to be on a growth track by early next year – albeit not as aggressive as Flash. Logic and MPU spending is already at fairly low levels, but could be driven higher by increased demand for PCs and video game consoles. In the foundry segment, capital spending has remained below historical norms for some time, but we currently see light source utilization there increasing. If this strengthening utilization trend continues through the end of the year, it could reflect new foundry capacity requirements in 2008.”

Akins continued, “The overall ongoing aggressive shrink of critical dimensions driving 45nm first production in the first half of 2008 combined with capacity expansion at the 65nm production node will drive growing demand for our XL Series immersion light sources. We expect chip makers to continue to drive deep ultraviolet (DUV) light source utilization to ever higher levels, providing a foundation for continuing growth in our non-systems business. We believe we are well-positioned to help enable our customers to successfully realize these industry trends, with Cymer demonstrating the flexibility to perform well through the phases of the industry cycle, and especially well in the near-term growth ahead.”

Based on information available at this time, Cymer is currently providing the following guidance for the fourth quarter of 2007, and anticipates:

•                  Total revenue to grow approximately 5 percent compared to the revenue reported for the third quarter of 2007.

•                  Foreign currency adjusted ASP to remain at approximately the third quarter level.

•                  Gross margin to be approximately 50 percent.

•                  Research and development expenses to be between $21.5 million and $22.5 million.

•                  Selling, general and administrative expenses to be between $17 million and $17.5 million.

•                  The estimated annual effective tax rate to be approximately 35 percent.

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CYMER REPORTS THIRD QUARTER 2007 OPERATING RESULTS………….………………….…………..Page 3 of 6

Cymer’s management will hold a conference call at 2:00 pm (PDT) today, October 23, 2007, to discuss third quarter operating results and fourth quarter 2007 guidance. This press release, the conference call and accompanying slides may be accessed on the investor relations page of the company’s Web site at www.cymer.com.

Forward Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements include, but are not limited to statements regarding the company’s prospects in the fourth quarter of 2007 and first half of 2008, ongoing strong demand for immersion sources and growth in demand next year, and the statements under the caption “Corporate Outlook” above. These statements are predictions based on current information and expectations and involve a number of risks and uncertainties. In addition, statements regarding backlog and book-to-bill ratios should not be read as predictions or projections of future performance. Actual events or results may differ materially from those projected in any of such statements due to various factors, including but not limited to: delays or cancellations by customers of their orders, the performance and market acceptance of the company’s new products or technologies; new and enhanced product offerings by competitors; the company’s ability to meet its production and product development schedules; the demand for semiconductors in general, and, in particular, for leading-edge devices with smaller geometries; the timing of customer orders, shipments and acceptances; cyclicality in the market for semiconductor manufacturing equipment; the rate at which semiconductor manufacturers adopt new technologies and purchase and take delivery of photolithography tools from the company’s customers; the company’s ability to secure adequate supplies of critical components for its advanced products; the company’s ability to manage its expense levels and unanticipated expenses, the unpredictability and volatility of the price of the company’s common stock; the performance and conditions in the United States and world financial markets; the policies and actions of the United States and other governments; and general economic conditions. For a discussion of these and other factors which may cause our actual events or results to differ from those projected, please refer to the company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as other subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

About Cymer

Cymer, Inc. is the world’s leading supplier of DUV laser illumination sources, the essential light source for DUV photolithography systems. DUV lithography is a key enabling technology, which has allowed the semiconductor industry to meet the exacting specifications and manufacturing requirements for volume production of today’s advanced semiconductor chips. Further information on Cymer may be obtained from the Company’s SEC filings, the Internet at www.cymer.com or by contacting the company directly.

Cymer, Inc.

	Three Months Ended September 30		Nine Months Ended September 30
	2006	2007	2006	2007
Total revenues	$143,918,000	$132,125,000	$406,414,000	$381,774,000

Net income	$27,032,000	$21,670,000	$70,237,000	$66,925,000
Diluted earnings per share	$0.68	$0.65	$1.75	$1.86
Weighted average common shares outstanding - diluted	41,185,000	34,588,000	41,635,000	37,400,000

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CYMER REPORTS THIRD QUARTER 2007 OPERATING RESULTS………….………………….…………..Page 4 of 6

CYMER, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share data)

	For the three months				For the nine months
	ended September 30,				ended September 30,
	2006		2007		2006		2007
REVENUES:
Product sales	$142,711		$130,292		$399,694		$378,146
Product sales - related party	1,098		1,754		6,461		3,090
Other	109		79		259		538
Total revenues	143,918		132,125		406,414		381,774

COST AND EXPENSES:
Cost of product sales	72,487		65,899		211,734		187,684
Research and development	18,940		21,367		55,867		60,760
Sales and marketing	8,427		6,845		22,643		19,595
General and administrative	9,085		9,934		27,895		28,473

Total costs and expenses	108,939		104,045		318,139		296,512

OPERATING INCOME	34,979		28,080		88,275		85,262

OTHER INCOME (EXPENSE):
Foreign currency exchange gain (loss) - net	(243)		1,527		856		1,956
Interest and other income	5,415		4,027		17,894		16,250
Interest and other expense	(1,474)		(1,704)		(4,381)		(4,807)

Total other income - net	3,698		3,850		14,369		13,399

INCOME BEFORE INCOME TAX PROVISION AND MINORITY INTEREST	38,677		31,930		102,644		98,661

INCOME TAX PROVISION	12,547		11,010		34,680		34,099
MINORITY INTEREST	902		750		2,273		2,363

NET INCOME	$27,032		$21,670		$70,237		$66,925

EARNINGS PER SHARE:
Basic earnings per share	$0.71		$0.69		$1.85		$1.96
Weighted average common shares outstanding-basic	37,819		31,395		37,995		34,122

Diluted earnings per share	$0.68	(a)	$0.65	(a)	$1.75	(a)	$1.86	(a)
Weighted average common shares outstanding-diluted	41,185	(a)	34,588	(a)	41,635	(a)	37,400	(a)

(a)          As a result of applying the if-converted method for calculating diluted earnings per share for both the three month and nine month periods ended September 30, 2006 and September 30, 2007, shares have been adjusted assuming conversion of our 3.5% convertible subordinated notes,and net income has been adjusted for an add back of related interest expense, net of tax. Shares have been adjusted by 2.8 million for both the three month and nine month periods ended September 30, 2006 and net income has been adjusted by $948,000 and $2.7 million for the three months and nine months ended September 30, 2006, respectively. Shares have been adjusted by 2.8 million for both the three months and nine month periods ended September 30,  2007 and net income has been adjusted by $919,000 and $2.7 million for the three months and nine months ended September 30, 2007, respectively.

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CYMER REPORTS THIRD QUARTER 2007 OPERATING RESULTS………….………………….…………..Page 5 of 6

CYMER, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands, except share data)

	December 31,	September 30,
	2006	2007
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$302,098	$237,899
Short-term investments	207,943	55,067
Accounts receivable - net	115,857	107,724
Accounts receivable - related party	834	1,756
Foreign currency forward exchange contracts	652	—
Inventories	104,296	123,433
Deferred income taxes	46,943	40,350
Income taxes receivable	—	5,228
Prepaid expenses and other assets	7,143	8,585

Total current assets	785,766	580,042

PROPERTY AND EQUIPMENT - NET	112,074	109,123
LONG TERM INVESTMENTS	8,384	27,243
DEFERRED INCOME TAXES	12,766	11,334
GOODWILL - NET	8,833	8,833
INTANGIBLE ASSETS - NET	15,880	13,714
OTHER ASSETS	5,391	5,432

TOTAL ASSETS	$949,094	$755,721

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$18,711	18,721
Accounts payable - related party	4,858	2,524
Accrued warranty and installation	29,974	26,897
Accrued payroll and benefits	21,707	21,358
Accrued patents, royalties and other fees	4,262	4,481
Income taxes payable	13,293	—
Deferred income	2,544	4,536
Foreign currency forward exchange contracts	—	984
Accrued and other current liabilities	3,715	2,614

Total current liabilities	99,064	82,115

CONVERTIBLE SUBORDINATED NOTES	140,722	140,722
INCOME TAXES PAYABLE	—	16,597
DEFERRED INCOME	—	5,563
OTHER LIABILITIES	14,781	16,651

Total liabilities	254,567	261,648

MINORITY INTEREST	6,633	4,270

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock - authorized 5,000,000 shares; $.001 par value, no shares issued or outstanding	—	—
Common stock - authorized 100,000,000 shares; $.001 par value , issued and outstanding 41,774,000 and 42,247,000 shares at December 31, 2006 and September 30, 2007, respectively	42	42
Additional paid-in capital	557,082	576,124
Treasury stock at cost - 4,536,000 and 11,730,000 common shares at December 31, 2006 and September 30, 2007, respectively	(150,704)	(438,664)
Accumulated other comprehensive loss	(4,066)	(522)
Retained earnings	285,540	352,823

Total stockholders’ equity	687,894	489,803

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$949,094	$755,721

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CYMER REPORTS THIRD QUARTER 2007 OPERATING RESULTS………….………………….…………..Page 6 of 6

CYMER, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In thousands)

	For the nine months ended September 30,
	2006	2007

OPERATING ACTIVITIES:
Net income	$70,237	$66,925
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,939	19,016
Non-cash stock based compensation	7,567	4,363
Minority interest	(2,273)	(2,363)
Provision for deferred income taxes	9,410	13,162
Loss on disposal or impairment of property and equipment	94	298
Change in assets and liabilities:
Accounts receivable - net	(25,180)	8,133
Accounts receivable - related party	(1,601)	(922)
Income taxes receivable	—	(5,228)
Foreign currency forward exchange contracts	1,154	1,549
Inventories	(15,480)	(19,137)
Prepaid expenses and other assets	(1,089)	(2,068)
Accounts payable	(3,428)	10
Accounts payable - related party	(434)	(2,334)
Accrued and other liabilities	10,304	(2,485)
Deferred income	763	7,555
Income taxes payable	(1,676)	(1,589)

Net cash provided by operating activities	67,307	84,885

INVESTING ACTIVITIES:
Acquisition of property and equipment	(9,976)	(13,491)
Purchases of investments	(188,229)	(76,044)
Proceeds from sold or matured investments	140,823	210,565
Acquisition of patents	(8,200)	(121)
Acquisition of minority interest	(7,024)	—

Net cash provided by (used in) investing activities	(72,606)	120,909

FINANCING ACTIVITIES:
Proceeds from issuance of common stock	103,656	12,803
Excess tax benefits from stock option exercises	18,947	1,876
Repurchase of common stock into treasury	(100,704)	(287,960)

Net cash provided by (used in) financing activities	21,899	(273,281)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	3,888	3,288

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	20,488	(64,199)
CASH AND CASH EQUIVALENTS AT BEGINNING OF THE PERIOD	233,745	302,098

CASH AND CASH EQUIVALENTS AT END OF THE PERIOD	$254,233	$237,899

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$5,150	$5,252
Income taxes paid, net	$7,860	$25,801

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